

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                       3-MOS
<FISCAL-YEAR-END>                                     DEC-31-1997
<PERIOD-END>                                          MAR-31-1997
<CASH>                                                      7,755
<SECURITIES>                                                    0
<RECEIVABLES>                                              24,722
<ALLOWANCES>                                                    0
<INVENTORY>                                                17,757 <F1>
<CURRENT-ASSETS>                                           41,858
<PP&E>                                                     95,196
<DEPRECIATION>                                                  0
<TOTAL-ASSETS>                                            145,430
<CURRENT-LIABILITIES>                                      24,935
<BONDS>                                                    74,113 <F2>
<PREFERRED-MANDATORY>                                           0
<PREFERRED>                                                     0
<COMMON>                                                       80
<OTHER-SE>                                                 46,302 <F3>
<TOTAL-LIABILITY-AND-EQUITY>                              145,430
<SALES>                                                         0
<TOTAL-REVENUES>                                           47,384
<CGS>                                                           0
<TOTAL-COSTS>                                                   0
<OTHER-EXPENSES>                                           43,562
<LOSS-PROVISION>                                             (31) <F4>
<INTEREST-EXPENSE>                                          1,392
<INCOME-PRETAX>                                             2,461
<INCOME-TAX>                                                  959
<INCOME-CONTINUING>                                         1,502
<DISCONTINUED>                                                  0
<EXTRAORDINARY>                                                 0
<CHANGES>                                                       0
<NET-INCOME>                                                1,502
<EPS-PRIMARY>                                                0.19
<EPS-DILUTED>                                                0.19

<F1>Includes the following assets:  prepaid expenses and other of $7,801, deferred income taxes--current of $1,580, deferred income taxes--long-term of $376, restricted cash of $3,623, investment in limited partnership of $287, and intangible assets, net of $4,090.
<F2>Includes the following long-term liabilities:  deferred income of $2,855, capital lease obligation of $53,264, and long-term debt of $17,994.
<F3>Includes the following equity accounts:  additional paid-in capital of $48,340 and accumulated deficit of
$(2,038).
<F4>Includes income on investment in limited partnership of $31.

